CONSENT OF INDEPENDENT ACCOUNTANTS

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We hereby  consent to the  incorporation  by  reference  in this  Post-Effective
Amendment No. 29 to the registration statement on Form N-1A ("Registration Statement") (File Nos. 33-849 and 811-4431) of our reports dated December 16,1999 and February 17, 2000, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Report to shareholders of Pilgrim Mayflower Trust, and December 31, 1999 Annual Report to shareholders of Pilgrim Funds, respectively, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


New York, New York
April 26, 2000